       1                                                            EXHIBIT 16
                           CAPSTONE GROWTH FUND, INC.
                       SCHEDULE FOR COMPUTATION OF YIELD




          Yield = 2[(a - b) + 1)6 - 1]
                    cd

              a = dividends and interest earned during the period,

              b = expenses accrued for the period (net of reimbursements),

              c = the average daily number of shares outstanding during
                  the period that were entitled to receive dividends, and

              d = the maximum offering price per share on the last day of the period.



                             *****************************



                 Yield = 2[(156,521.55 - 79,308.74) + 1)6 - 1]
                            ----------------------
                            (6,224,476.046)(13.82)

                       = 1.0795% (for 1 month period ending October 31, 1995)

                           CAPSTONE GROWTH FUND, INC.
            SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN


  P (1 + T)n = ERV

           P = a hypothetical initial payment of $1,000,

           T = the average annual total return,

           n = the number of years,

         ERV = the ending redeemable value of a hypothetical
               $1,000 payment made at the beginning of
               the period.

                             ********************

The Fund's average annual total return for the one year period ending October 31, 1995 is 17.035%.

          $1,000 (1 + .17035)1 = ERV

                     $1,170.35 = ERV

An initial payment of $1,000 invested on 11/01/94 will result in
72.411 shares. Income distributions of $0.163 and a capital gain distribution of $1.35 resulted in 8.639 additional shares, rendering a total of 84.685 shares. On 10/31/95 the net asset value of the Fund was $13.82 per share, thereby creating a total market value of $1,170.35 and yielding a return of 17.035%.

                     ********************

The Fund's average annual total return for the five year period from November 1, 1990 to October 31, 1995 is 11.960%.

           $1,000 (1 + .11960)5 = ERV

                      $1,759.25 = ERV

An initial payment of $1,000 invested on 11/01/90 will result in
80.192 shares. Income distributions of $0.83 and capital gain distributions of $2.07 for the five year period resulted in
47.105 additional shares, rendering a total of 127.297 shares.
On 10/31/95 the net asset value of the Fund was $13.82 per share, thereby creating a total market value of $1,759.25 and yielding a return of 11.960%.

                    ********************

The Fund's average annual total return for the ten year period from November 1, 1985 to October 31, 1995 is 11.887%.

                     $1,000 (1 + .11887)10 = ERV

                                 $3,074.67 = ERV

An initial payment of $1,000 invested on 11/01/85 will result in
77.101 shares. Income distributions of $2.743 and capital gain distributions of $10.40 for the ten year period resulted in
145.378 additional shares, rendering a total of 222.479 shares. On 10/31/95 the net asset value of the Fund was $13.82 per share, thereby creating a total market value of $3,074.67 and yielding a return of 11.887%.

                   CAPSTONE GROWTH FUND, INC.
           SCHEDULE OF COMPUTATION FOR TOTAL RETURN


  P (1 + T) = ERV

          P = a hypothetical initial payment of $1,000,

          T = the total return,

        ERV = the ending redeemable value of a hypothetical
              $1,000 payment made at the beginning of
              the period.

                     ********************

The Fund's total return for the one year period ending October
31, 1995 is 17.035%.

          $1,000 (1 + .17035) = ERV

                    $1,170.35 = ERV

An initial payment of $1,000 invested on 11/01/95 will result in
76.046 shares. Income distributions of $0.163 and a capital gain distribution of $1.35 resulted in 8.639 additional shares, rendering a total of 84.685 shares. On 10/31/95 the net asset value of the Fund was $13.82 per share, thereby creating a total market value of $1,170.35 and yielding a return of 17.035%.

                     ********************

The Fund's total return for the five year period from November 1, 1990 to October 31, 1995 is 75.925%.

           $1,000 (1 + .75925) = ERV

                     $1,759.25 = ERV

An initial payment of $1,000 invested on 11/01/90 will result in
84.175 shares. Income distributions of $0.830 and capital gain distributions of $2.07 for the five year period resulted in
43.165 additional shares, rendering a total of 127.340 shares.
On 10/31/95 the net asset value of the Fund was $13.82 per share, thereby creating a total market value of $1,759.25 and yielding a return of 75.925%.

                    ********************

The Fund's total return for the ten year period from November 1, 1985 to October 31, 1995 is 207.467%.

                $1,000 (1 + 2.07467) = ERV

                           $3,074.67 = ERV

An initial payment of $1,000 invested on 11/01/85 will result in
80.972 shares. Income distributions of $2.743 and capital gain distributions of $10.40 for the ten year period resulted in
141.586 additional shares, rendering a total of 222.558 shares. On 10/31/95 the net asset value of the Fund was $13.82 per share, thereby creating a total market value of $3,074.67 and yielding a return of 207.467%.